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                           Washington, D.C. 20549

                         ----------------------------
                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                         ----------------------------

                              Owens-Illinois, Inc.
- -------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

   Delaware                                            22-2781933
- ---------------                                       -----------------
(State or other                                       (IRS Employer
jurisdiction of                                       Identification No.)
incorporation or
organization)


                     One SeaGate, Toledo, Ohio                          43666
- -------------------------------------------------------------------------------
              (Address of principal executive offices)              (Zip Code)


                 ------------------------------------------

              FOURTH AMENDED AND RESTATED OWENS-ILLINOIS, INC.

                     STOCK PURCHASE AND SAVINGS PROGRAM

                                     AND

              SECOND AMENDED AND RESTATED OWENS-ILLINOIS, INC.

                    NON-UNION RETIREMENT AND SAVINGS PLAN

                                     AND

              SECOND AMENDED AND RESTATED OWENS-ILLINOIS, INC.

                        SUPPLEMENTAL RETIREMENT PLAN

                                     AND

              SECOND AMENDED AND RESTATED OWENS-ILLINOIS, INC.

                           LONG-TERM SAVINGS PLAN
                 ---------------------------------------


                                                   (cover page continued over)

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                                           Copy to:
THOMAS L. YOUNG, ESQ.
Executive Vice President-                  ROBERT K. BURGESS, ESQ.
Administration                             Latham & Watkins
and General Counsel                        233 South Wacker Drive
Owens-Illinois, Inc                        Suite 5800
One SeaGate                                Chicago, Illinois 60606
Toledo, Ohio 43666                         (312) 876-7700
(419) 247-5000
- -----------------------------------
(Name, address, including zip code,
and telephone number, including
area code, of agent for service)

                       Calculation of Registration Fee
- -------------------------------------------------------------------------------
                                                    Proposed
                        Amount        Proposed       Maximum
Title of Each         of Shares       Maximum       Aggregate     Amount of
Class of Securities     to be      Offering Price    Offering   Registration
to be Registered      Registered   Per Share (2)    Price (2)     Fee (2)
- -------------------------------------------------------------------------------

Common Stock,
par value
$.01 per share (1)    4,000,000    $  10.4375     $41,750,000   $  14,396.65

- -------------------------------------------------------------------------------



(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Fourth Amended and Restated Owens-Illinois, Inc. Stock Purchase and Savings Program, the Second Amended and Restated Owens-Illinois, Inc. Non-Union Retirement and Savings Plan, the Second Amended and Restated Owens-Illinois, Inc. Supplemental Retirement Plan and the Second Amended and Restated Owens-Illinois, Inc. Long-Term Savings Plan (collectively, the "Plans"). 4,000,000 shares of Common Stock available under the Plans were previously registered on Form S-8 Registration Statement No. 33-43559 on October 28, 1991.

(2) For purposes of computing the registration fee only. Pursuant to Rule 457(c), the Proposed Maximum Offering Price Per Share, Proposed Maximum Aggregate Offering Price and Amount of Registration Fee are based upon the average of the high and low prices reported on the New York Stock Exchange for the Company's Common Stock on December 23, 1994, which was $10.4375.




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                                    PART I

      This Registration Statement covers additional securities registered for issuance or sale under the Fourth Amended and Restated Owens-Illinois,Inc. Stock Purchase and Savings Program, the Second Amended and Restated Owens-Illinois, Inc. Non-Union Retirement and Savings Plan, the Second Amended and Restated Owens-Illinois, Inc. Supplemental Retirement Plan, and the Second Amended and Restated Owens-Illinois, Inc. Long-Term Savings Plan. The contents of prior Form S-8 Registration Statement No. 33-43559 relating to said plans are incorporated herein by reference.


                                    PART II

Item 3. Incorporation of Documents by Reference

        The following documents filed with the Securities and Exchange Commission by Owens-Illinois, Inc, a Delaware corporation (the "Company"), or by the Fourth Amended and Restated Owens-Illinois, Inc. Stock Purchase and Savings Program, the Second Amended and Restated Owens-Illinois, Inc. Non-Union Retirement and Savings Plan the Second Amended and Restated Owens-Illinois,Inc. Supplemental Retirement Plan and the Second Amended and Restated Owens-Illinois, Inc. Long-Term Savings Plan (collectively, the "Plans"), are incorporated as of their respective dates in this Registration Statement by reference:

        A. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993;

        B. All other reports filed by the Company pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934 since December 31, 1993;

        C. Description of the Company's Common Stock contained in the Company's Registration Statement on Form S-2 filed with the Commission on October 17, 1991 (No. 33-43224); and

        D. Each of the Plans' Annual Reports on Form 11-K for the year ended December 31, 1993.

        All documents filed by the Company or the Plans pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statment contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by




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reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

         5.1 Opinion of Latham & Watkins regarding the legality of the Common Stock being registered.

        23.1       Consent of Independent Auditors.

        23.2       Consent of Latham & Watkins (included in Exhibit 5.1).

        24         Power of Attorney.







































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                                  SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toledo, State of Ohio, on this 29th day of December, 1994.

                             OWENS-ILLINOIS, INC.

                             By:  /s/ Thomas L. Young
                                  ------------------------------
                                  Thomas L. Young
                                  Executive Vice-President
                                  Administration,
                                  General Counsel and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of Owens-Illinois, Inc. and in the capacities and on the dates indicated.

        Signature                      Title
- -------------------          -------------------------
Joseph H. Lemieux            Chairman, Chief Executive
                             Officer and Director
                             (Principal Executive Officer)

Lee A. Wesselmann            Senior Vice President, Chief
                             Financial Officer and
                             Director (Principal Financial
                             Officer)

David G. Van Hooser          Vice President, Treasurer and
                             Comptroller (Principal
                             Accounting Officer)

Michael W. Michelson         Director

James H. Greene, Jr.         Director

Edward A. Gilhuly            Director

John J. McMackin, Jr.        Director


                             By:  /s/ Thomas L. Young
                                  ---------------------
                                  Thomas L. Young
                                  Attorney-in-fact

Date:  December 29, 1994

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     Pursuant to the requirements of the Securities Act of 1933, the Plans have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the city of Toledo, State of Ohio, on this 29th day of December, 1994.

                       FOURTH AMENDED AND RESTATED OWENS-ILLINOIS, INC. STOCK PURCHASE AND SAVINGS PROGRAM.

                       THE SECOND AMENDED AND RESTATED OWENS-ILLINOIS, INC. NON-UNION RETIREMENT AND SAVINGS PLAN.

                       THE SECOND AMENDED AND RESTATED OWENS-ILLINOIS, INC. SUPPLEMENTAL RETIREMENT PLAN.

                       THE SECOND AMENDED AND RESTATED OWENS-ILLINOIS, INC. LONG-TERM SAVINGS PLAN.



                        By:   Owens-Illinois
                              Employee Benefits Committee
                              Plan Administrator


                              By:   /s/ D. W. Pennywitt
                                    ---------------------
                                    D. W. Pennywitt
                                    Chairman


                                    /s/ R. D. Lewis
                                    ---------------------
                                    R. D. Lewis
                                    Secretary



















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                              INDEX TO EXHIBITS
EXHIBIT
- -------
  5.1 Opinion of Latham & Watkins regarding the legality of the Common Stock being registered.

 23.1       Consent of Independent Auditors.

 24         Power of Attorney.










































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